Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               JUNUM INCORPORATED
             (Exact name of registrant as specified in its charter)

           Incorporated pursuant to the Laws of the State of Delaware

        Internal Revenue Service-- Employer Identification No. 84-1219819

                              1590 Corporate Drive
                          Costa Mesa, California 92626
                                 (714) 979-5063
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               JUNUM INCORPORATED

                        2001 CONSULTANT COMPENSATION PLAN
                            (Full title of the Plan)


                                David B. Coulter
                             Chief Executive Officer
                              1590 Corporate Drive
                          Costa Mesa, California 92626
                                 (714) 979-5063
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of each class of        Amount to be registered       Proposed maximum              Proposed maximum
securities to be registered   (1)                           offering price per share      aggregate offering price
                                                            (2)                           (2)
Common Stock, par value       600,000 shares                $9.00                         $5,400,000
$0.01

(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based, pursuant to Rule 457(h)(1), on the closing price of the Registrant's common stock as reported on the OTC Bulletin Board on January 9, 2001, or $9.00 per share.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents filed by Junum Incorporated (f/k/a Eurbid.com, Inc.) (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 2000, including all amendments;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000;

(c)      The Company's Current Report on Form 8-K, filed on November 30, 2000;

(d) The description of the Company's common stock, $.01 per value (the "Common Stock"), set forth under the caption "Description of Common Stock" in the Company's Registration Statement on Form 8-A dated April 16, 1993 (which incorporates such description in the Company's Registration Statement on Form SB-2 (file no. 33-57998D), as filed with the Commission on March 29, 1993, as amended) and all amendments and reports filed thereafter for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such document.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors,
(2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

The Company's Bylaws require the Company to indemnify the Company's directors and officers to the fullest extent authorized by the Delaware General Corporation Law or any other applicable law in effect. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
Exhibit
Number     Exhibit

4.1 Specimen Stock Certificate for Registrant's Common Stock (incorporated herein by reference to the Registrant's Registration Statement on Form 8-A dated April 16, 1993 (Commission File No. 0-21566), Item 2, Exhibit 1.

4.2      Junum Incorporated 2001 Consultant Compensation Plan.

5.1      Opinion of Albert Kashani, Esq.

23.1     Consent of Malone & Bailey, PLLC.

23.2 Consent of Albert Kashani, Esq. (included in Exhibit 5.1 to this Registration Statement).

24.1     Power of Attorney (included on the signature page hereto).

Item 9. Undertakings
(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which the offers or sales are being made, a post- effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  section
                           10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE
                                 The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California on January 12, 2001.

JUNUM INCORPORATED

By \S\ David B. Coulter
David B. Coulter, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

By \S\ Craig Hewitt
Craig Hewitt, Chief Financial Officer
(Principal Financial Officer)

By \S\ Adnreea Porcelli
Adnreea Porcelli

By \S\ Richard Toubman
Richard Toubman


                                POWER OF ATTORNEY

The undersigned directors and officers of Junum Incorporated hereby appoint David B. Coulter as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                    Title                     Date

/S/ Andreea Porcelli                    Director                  1/12/01
--------------------
Andreea Porcelli

/S/ Richard Toubman                     Director                  1/12/01
-------------------
Richard Toubman

                                 EXHIBITS INDEX

Exhibit                                                                                                  Sequential
Number            Description                                                                           Page Number
4.1               Specimen  Stock  Certificate  for  Registrant's  Common  Stock
                  (incorporated   herein  by  reference   to  the   Registrant's
                  Registration  Statement  on Form  8-A  dated  April  16,  1993
                  (Commission File No. 0-21566), Item 2, Exhibit 1.

4.2               Junum Incorporated 2001 Consultant Compensation Plan.                                           7

5.1               Opinion of Albert Kashani, Esq.                                                                16

23.1              Consent of Malone & Bailey, PLLC.                                                              18

23.2              Consent  of Albert Kashani, Esq.
                  (included  in  Exhibit  5.1 to this Registration Statement).

24.1              Power of Attorney (included on the signature page hereto).


                                                                     Exhibit 4.2

                               JUNUM INCORPORATED
                        2001 CONSULTANT COMPENSATION PLAN

1.       Purpose

         The Junum Incorporated 2001 Consultant Compensation Plan (the "Plan") is intended to promote the interests of Junum Incorporated and its subsidiaries (collectively the "Corporation") by offering those outside consultants of the Corporation who assist in the development and success of the business of the Corporation, the opportunity to participate in a compensation plan designed to reward them for their services and to encourage them to continue to provide services to the Corporation.

2.       Definitions

     For all purposes of this Plan, the following terms shall have the following meanings:

         "Common Stock" means Junum Incorporated common stock, $.01 par value.

         "Conditional Shares" means shares of Common Stock awarded under this Plan subject to conditions imposed by the Committee (as defined herein) or the conditions set forth in Section 6.2 or both.

         "Discounted Purchase Shares" means shares of Common Stock sold under this Plan at a discount from the Common Stock's then current market price.

         "Junum" means Junum Incorporated, a Delaware corporation.

         "Subsidiary" means any company of which Junum Incorporated owns, directly or indirectly, the majority of the combined voting power of all classes of stock.

         "Unconditional Shares" means shares of Common Stock awarded under this Plan subject to no conditions.

3.       Administration

         The Plan shall be administered by a committee (the "Committee") of not less than two directors of Junum selected by, and serving at the pleasure of, Junum's Board of Directors (the "Junum Board").

         Junum or any Subsidiary will recommend to the Committee persons to whom shares may be awarded or may be sold at a discount. The Committee shall make all final decisions with respect to the persons to whom awards shall be granted or stock shall be sold at a discount ("Participants"), the number of shares that shall be covered by each award or sale, the time or times at which awards shall be granted or sales shall be made, the timing of when awards shall vest, the percentage from the then current market price that any shares sold shall be discounted, the terms and provisions of the instruments by which awards or sales shall be evidenced, the interpretation of the Plan and all determinations necessary or advisable for its administration.

4.       Eligibility

         Only individuals who are outside consultants, or directors, officers, partners or employees of outside consultants, of Junum or any Subsidiary shall be granted awards or shall be permitted to purchase shares at a discount.

5.       Stock Subject to the Plan

         The stock, which may be awarded or sold pursuant to this Plan, shall be shares of Common Stock, including common stock issuable upon conversion of options, warrants or other convertible securities. When shares of Common Stock are awarded or sold, Junum may award or sell authorized but unissued Common Stock, or Junum may award or sell issued Common Stock held in its treasury. Each of the respective boards of Junum and all Subsidiaries involved in the award or sale will fund the Plan to the extent so required to provide Common Stock for the benefit of Participants. The total number of shares of Common Stock which may be granted or sold under this Plan shall not exceed 1,200,000 shares in the aggregate. Any shares awarded and later forfeited are again subject to award or sale under the Plan.

6.       Share Awards and Sales

         6.1      Grant of Share Awards and Sale of Discounted Purchase Shares

                  The Committee may award to Participants Unconditional Shares and Conditional Shares. The Committee will determine for each Participant selected to be awarded Unconditional Shares and Conditional Shares the time or times when Unconditional Shares or Conditional Shares shall be awarded and the number of shares of Common Stock to be covered by each Unconditional Shares or Conditional Share award. Unless expressly specified as Conditional Shares by the Committee, all shares of Common Stock awarded under this Plan shall be Unconditional Shares. No Unconditional Shares or Conditional Shares shall be awarded unless Junum (in the judgement of the Committee) has received from the Participant either (a) a full performance of the services for which the Unconditional Shares or Conditional Shares are being awarded, or (b) (i) a partial performance of the services for which the Unconditional Shares or Conditional Shares are being awarded and the value of such partial performance (in the judgement of the Committee) equals or exceeds the aggregate par value of the Unconditional Shares or Conditional Shares to be awarded and (ii) a binding obligation from the Participant to provide in the future the remainder of the services for which the Unconditional Shares or Conditional Shares are being awarded. In addition to awarding Unconditional Shares and Conditional Shares the Committee may sell to Participants Discounted Purchase Shares, for purchase prices at such discounts from the then current market price of the Common Stock, and upon such terms and conditions, as the Committee shall determine.

         6.2      Conditions

                  Shares of Common Stock issued to a Participant as a Conditional Shares award will be subject to the following conditions as well as all other conditions imposed by the Committee ("Share Conditions"):

                  (a) Except as set forth in Paragraphs 6.4 and 6.5, if Share Conditions are not satisfied, Conditional Shares will be forfeited and returned to Junum or, in the event such
                  Conditional Shares were provided to the Participant from shares of Common Stock purchased by the Subsidiary, then the Conditional Shares will be returned to the Subsidiary. In either case, all rights of the Participant to such Conditional Shares will terminate without any payment of consideration by Junum or the Subsidiary with which the Participant is associated, unless the Participant maintains his association with Junum or a Subsidiary for the period of time (if any) determined by the Committee.

                  (b) During the condition period ("Condition Period") relating to a Conditional Share award, none of the Conditional Shares subject to such award may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant.

                  (c) The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Conditional Shares sold or granted pursuant to the Plan will remain in the physical custody of Junum or the applicable Subsidiary or an escrow holder during the Condition Period.

                  (d)  Certificates  representing  Conditional  Shares  sold  or granted pursuant to the Plan may bear a legend making an appropriate reference to the conditions imposed on the Conditional Shares.

                  (e) The Committee may impose other conditions on any Conditional Shares issued pursuant to the Plan as it may deem advisable, including without limitations, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such share or shares of the same class are then listed and under any state securities laws or other securities laws applicable to such shares.

         6.3      Rights of a Stockholder

         Except as set forth in Paragraph 6.2(b), the recipient of a Conditional Share award will have all of the rights of a stockholder of Junum with respect to the Conditional Shares, including the right to vote the Conditional Shares and to receive all dividends or other distributions made with respect to the Conditional Shares.

         6.4      Lapse of Conditions

         In the event of the termination of association of a Participant during the Condition Period by reason of death, disability, or termination of association, the Committee may, at its discretion, remove Share Conditions on Conditional Shares.

         Conditional Shares to which the Share Conditions have not so lapsed will be forfeited and returned to the Corporation as provided in Paragraph 6.2(a).

         6.5      Lapse of Conditions at Discretion of the Committee

         The Committee may shorten the Condition Period or remove any or all Share Conditions if, in the exercise of its absolute discretion, it determines that such action is in the best interests of the Corporation and equitable to the Participant.

         6.6      Listing and Registration of Shares


         Junum may, in its reasonable discretion, postpone the issuance and/or delivery of any shares of Common Stock awarded or sold pursuant to this Plan until completion of stock exchange listing, or registration, or other qualification of such shares under any law, rule or regulation.

         6.7      Designation of Beneficiary

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any shares of Common Stock to which such Participant would then be entitled pursuant to this Plan. Such designation will be made upon forms supplied by and delivered to the Committee and may be revoked in writing by the Participant. If a Participant fails effectively to designate a beneficiary, then such Participant's estate will be deemed to be the beneficiary.

7.       Capital Adjustments

         The number and consideration of Common Stock covered by each award granted or each sale under this Plan and the total number of shares that may be granted or sold under the Plan shall be proportionally adjusted to reflect, subject to any required action by stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

8.       Change of Control

         Notwithstanding the provisions of Section 7, in the event of a change of control, all Share Conditions on all Conditional Shares will lapse. For purposes of this plan, a "Change of Control" of Junum shall be deemed to have occurred at such time as (a) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rule 13d-3 under the foregoing act), directly or indirectly, of securities of

Junum representing 30% or more of the combined voting power of Junum's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Junum Board on the date hereof (the "Incumbent Board") cease for any reasons to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination or election was approved by a majority of the Junum Board serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of Junum occurs, unless such merger or consolidation shall have been affirmatively recommended to Junum's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of Junum, by someone other than the current management of Junum seeking stockholder approval of a plan of reorganization, merger or consolidation of Junum with one or more corporations as a result of which the outstanding shares of Junum's securities are actually exchanged for or converted into cash or property or securities not issued by Junum unless the reorganization, merger or consolidation shall have been affirmatively recommended to Junum's stockholders by a majority of the Incumbent Board.

9.       Approvals

         The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required.

10.      Effective Date of Plan

         The effective date of the Plan is January 12, 2000.

11.      Term and Amendment of Plan

         This Plan shall expire on January 12, 2010 (except to Conditional Shares outstanding on that date). The Junum Board may terminate or amend the Plan in any respect at any time, except no action of the Junum Board, the Committee or Junum's stockholders, however, may, without the consent of a Participant, alter or impair such Participant's rights under any Conditional Shares previously granted.

12.      No Right of Association

         Neither the action of Junum in establishing this Plan, nor any action taken by any Junum Board or any Subsidiary or the Committee, nor any provision of the Plan itself, shall be construed to limit in any way the right of Junum to terminate a Participant's association with the Corporation at any time.

13.      Withholding Taxes

         Junum or any Subsidiary, as applicable, shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payment or the issuance of Common Stock under the Plan. Whenever under the Plan, Common Stock is to be delivered upon vesting of Conditional Shares, the Committee shall be entitled to require as a condition of delivery that the Participant remit or provide for the withholding of an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

14.      Plan not a Trust


         Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Participant, the executor, administrator or other personal representative, or designated beneficiary of such Participant, or any other persons. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

15.      Notices

         Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of Common Stock pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if addressed to the person to be notified at such address given to the Committee by such person and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

16.      Severability of Provisions

         If any provisions of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

17.      Payment to Minors, etc.

         Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Junum Board, the Corporation and other parties with respect thereto.

18.      Headings and Captions

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

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



19.      Controlling Law

         This Plan shall be construed and enforced according to the laws of the State of Texas to the extent not preempted by federal law, which shall otherwise control.

20.      Enforcement of Rights

         In the event the Corporation or a Participant is required to bring any action to enforce the terms of this Plan, the prevailing party shall be reimbursed by the non-prevailing party for all costs and fees, including actual attorney fees, for bringing and pursuing such action.

                                                                     Exhibit 5.1

                           February 8, 2001


United States Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

         RE:      Registration Statement on Form S-8
                  Under the Securities Act of 1933

Gentlemen:

         I have acted as counsel for Junum Incorporated, a Delaware corporation the "Company"), in connection with the registration with the United States Securities and Exchange Commission (the "Commission") on a Registration Statement on Form S-8 under the Securities Act of 1933 of up to 1,200,000 shares of the common stock, par value $.01 per share (the "Common Stock"), which may be issued pursuant to the terms, provisions and conditions of the Junum Incorporated 2001 Consultant Compensation Plan (the "Plan").

         In such capacity, I have examined originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

         1. Certificate of Incorporation of the Company, as amended to date;

         2.       Bylaws of the Company, as amended to date;

         3.       The Plan;

         4.       The  records  of   corporate   proceedings   relating  to  the
                  authorization of the Plan; and

         5.       Such  other   instruments  and  documents  as  I  have  deemed
                  necessary for the purpose of rendering the following opinion.

         In such examination, I have assumed the authenticity and completeness of all documents, certificates and records submitted to me as originals, the conformity to the original instruments of all documents, certificates and records submitted to me as copies, and the authenticity and completeness of the originals of such instruments. As to certain matters of fact relating to this opinion, I have relied on the accuracy and truthfulness of certificates of officers of the Company and on certificates of public officials, and have made such investigations of law as I have deemed necessary and relevant.

         Based  on  the  foregoing,   and  having  due  regard  for  such  legal
considerations as I believe relevant, I am of the opinion that the Common Stock has been duly and validly authorized by the

Company and, when issued in accordance with the Plan, will be duly and validly issued, fully paid and non-assessable.

         I hereby  consent to the filing of this opinion with the  Commission as
Exhibit 5.1 to the Registration Statement pursuant to which the Common Stock will be registered with the Commission.


                                    Very truly yours,

                                    /S/ Albert Kashani




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


                                                                    Exhibit 23.1


                        Consent of Malone & Bailey, PLLC.

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Junum Incorporated (f/k/a Eurbid.com, Inc.)

We consent to the incorporation by reference in this Registration Statement of Junum Incorporated (f/k/a Eurbid.com, Inc.) on Form S-8 of our report dated October 10, 2000, appearing in Form 10-KSB of Eurbid.com, Inc. for the year ended June 30, 2000.

MALONE & BAILEY, PLLC
Houston, Texas

January 12, 2001



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